                                                               EXHIBIT NO. 99.j1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our report dated July 11,
2003, relating to the financial statements and financial highlights which appear in the May 31, 2003 Annual Report to Shareholders of the Tax-Free Money Market
Fund, Tax-Free Bond Fund, Florida Municipal Money Market Fund, Florida Municipal
Bond Fund, Arizona Municipal Bond Fund, and High-Yield Municipal Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent
Accountants" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, MO
February 23, 2004